Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Global Total Return Fund, Inc. of our report dated December 19, 2023, relating to the financial statements and financial highlights, which appears in PGIM Global Total Return (USD Hedged) Fund’s Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 21, 2023

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Global Total Return Fund, Inc. of our report dated December 19, 2023, relating to the financial statements and financial highlights, which appears in PGIM Global Total Return Fund’s Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 21, 2023